- 1 -
     As filed with the Securities and Exchange Commission on August 04, 1997 Registration No. 333-


     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549
     ))))))))
     FORM S-3
     REGISTRATION STATEMENT
     UNDER
     THE SECURITIES ACT OF 1933
     ))))))))
     COLLINS INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)
              Missouri                          43-0985160
     (State of Incorporation) (I.R.S. Employer Identification Number) 421 East 30th Avenue
     Hutchinson, Kansas 67502
     (316) 663-5551
     (Address including zip code and telephone number, including area code of registrant's principal executive offices.) ))))))))
     Larry W. Sayre
     Vice President Finance and Chief Financial Officer
     421 East 30th Avenue
     Hutchinson, Kansas 67502
     (316) 663-5551
     (Name, address including zip code, and telephone number, including area code, of agent for service.)
     ))))))))
     Copy to:
     William W. Mahood, Esq.
     Shook, Hardy & Bacon L.L.P.
     One Kansas City Place
     1200 Main Street
     Kansas City, Missouri 64105-2118
     (816) 474-6550

     ))))))))
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective. ))))))))
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     CALCULATION OF REGISTRATION FEE
     Title of                      Proposed       Proposed
     Each Class                    Maximum        Maximum
     of Securities      Amount     Offering       Aggregate       Amount of
     to be              to be      Price Per      Offering      Registration
     Registered       Registered   Share          Price              Fee

     Common Stock,
     par value
     $.10 per           599,999
     share              shares      $7.80        $4,679,992.20     $1,418.18
     ))))))))
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PROSPECTUS

     COLLINS INDUSTRIES, INC.

     599,999 Shares of Common Stock Issuable upon
     Exercise of Common Stock Purchase Warrants



     The shares of Collins Industries, Inc. (the "Company") Common
     Stock offered hereby are issuable upon the exercise of outstanding Common Stock purchase warrants (the "Warrants"), which were issued on November 1, 1984, as part of a units offering. Each unit consisted of $1,000 principal amount of 10 1/2% Subordinated Debentures, due November 1, 1994 (the "Debentures"),
     40 shares of Common Stock and 40 Warrants, each to purchase one share of Common Stock at $9.75 per Warrant, subject to adjustment.

     The Warrants were to expire on November 1, 1989; however, the expiration date has been extended by the Company to February 28, 1998. As a result of the anti-dilution provisions contained in the Warrant Agreement (the "Warrant Agreement") by and between the Company and First Interstate Bank of Texas, Houston, Texas, dated as of November 1, 1984, as amended, and the 5-for-4
     Common Stock split which was paid on January 7, 1991, to shareholders of record as of December 14, 1990 (the "Stock
     Split"), each outstanding Warrant may now be exercised to purchase 1.25 shares of Common Stock. The exercise price, which remains at $9.75 per Warrant ($7.80 per share), is payable in cash. The exercise price was set in the Warrant Agreement and bears no relationship to the current market price of the Common Stock. (See the Section herein titled
     "Determination of Offering Price.")

     The Common Stock is traded on the Nasdaq National Market System (symbol: COLL). The closing sale price for Common Stock on August 01, 1997 was $7.38 per share.

     INVESTORS SHOULD CONSIDER THE MATTERS SET FORTH UNDER "RISK
     FACTORS" ON PAGE 3.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                    Proceeds to
                               Price to Public     Company (1) (2)
     Per share.......               $7.80               $7.80
     Total.............         $4,679,992.20       $4,679,992.20

     (1) The Common Stock registered hereby will not be offered through an underwriter.
     (2) Before deducting expenses estimated at $8,418.18, all of which will be payable by the Company.




     The date of this Prospectus is August __, 1997



     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.



     RISK FACTORS


     In addition to other information contained in this Prospectus, the following factors should be carefully considered in evaluating an investment in the Common Stock offered hereby:

     Product Liability

     The Company currently carries product liability insurance in amounts which it deems appropriate and continually monitors the adequacy of such coverage. Although the Company has not had any significant uninsured product liability losses, there can be no assurance that it will not experience future product liability claims which exceed insurance coverage or which are not covered by insurance and which could have a material adverse effect on the Company.

     Shares Eligible for Future Sale

     Sales of substantial amounts of Common Stock held by existing shareholders could have an adverse effect on the price of the Common Stock. During the last two years, the average daily trading volume of then-outstanding shares of Common Stock was less than 1%. Pursuant to this Prospectus, an additional 599,999 shares of Common Stock may become eligible for sale without limitation.

     Dependence on Senior Management

     The Company is dependent upon the ability and experience of members of its senior management, none of whom currently have employment agreements. The loss of the services of any of these individuals could adversely affect the operations of the Company.

     Competition

     Many of the markets in which the Company competes are mature and highly competitive, and the Company's products often are sold through a competitive bidding process. Some of the Company's competitors may have greater relative resources. In addition, new competitors may enter the marketplace and may have larger capital bases from which to develop products and to compete. Additionally, the Company believes that growth in its sales may depend upon the success of recently introduced and future products, the markets for which are untested. There can be no assurance that the Company will continue to compete successfully in existing product categories or continue to be able to introduce innovative products or enhance existing products.

     Availability of Chassis

     With the exception of terminal trucks, the major purchased component of each of the Company's specialty vehicles is a vehicle chassis. The Company currently purchases most of its vehicle chassis from two suppliers and maintains access to a two-to-three month supply. In the past, the Company has experienced occasional interruptions in chassis supply that, in the aggregate, have not had a material adverse effect on the financial condition of the Company. However, a lengthy interruption in chassis supply could have such an effect.


     THE COMPANY

     Collins Industries, Inc. was founded in 1971 as a manufacturer of small school buses and ambulances built from modified cargo vans. The Company's initial product was the first "Type A" school bus, designed to carry 16 to 20 passengers. Today, the Company manufactures specialty vehicles and accessories for various basic service niches of the transportation industry. The Company's products include ambulances, small school buses, shuttle and midsize commercial buses, terminal trucks and commercial bus chassis. The Company has grown primarily through the internal development of new products and the acquisition of complementary product lines.

     The Company is a Missouri corporation. Its principal executive offices are located at 421 East 30th Avenue, Hutchinson, Kansas 67502, and its telephone number is (316) 663-5551.


     AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the
     Regional Offices of the Commission located in Room 1242,
     Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, and Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such documents can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to it at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding the Company. The Common Stock is listed on the Nasdaq National Market System. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities
     Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.
     The Company has filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (together with any amendments thereto, the "Registration Statement") with respect to the Common Stock covered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information set forth in the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information pertaining to the Company and the Common
     Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith, which may be obtained as provided in the immediately preceding paragraph.


     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in and made a part of this Prospectus by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained herein or in any subsequently filed document incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996.
     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.
     3. The description of the Company's Common Stock contained in the Form 8-A registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are incorporated by reference). Requests for such copies should be directed to Larry W. Sayre, Vice President Finance & CFO, Collins Industries, Inc., 421 East 30th Avenue, Hutchinson, Kansas 67502; telephone number:
     (316) 663-5551.


     USE OF PROCEEDS

     In the event that any of the Warrants are exercised, the cash proceeds from the sale of the Common Stock will be used to reduce bank indebtedness. The Company has a revolving credit agreement, including letters of credit, which expires November 30, 1998. The interest rate is 1% over the bank's prime rate
     (8.5% as of July 31, 1997).


     DETERMINATION OF OFFERING PRICE

     The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are established pursuant to the terms of the Warrant Agreement. The current exercise price is $9.75 per Warrant ($7.80 per share), subject to adjustment upon the occurrence of certain events as described in the Warrant Agreement.


     PLAN OF DISTRIBUTION

     The Common Stock offered hereby will be issued subject to the terms and conditions of the Warrant Agreement. ChaseMellon Shareholder Services (the "Warrant Agent") is the successor warrant agent to First Interstate Bank of Texas. The address of the Warrant Agent is ChaseMellon Shareholder Services, Four Station Square, Pittsburgh, Pennsylvania 15219-1173. The following description of the Warrants is not complete and is qualified in all respects by reference to the Warrant Agreement.

     Each Warrant entitles the holder thereof to purchase 1.25 shares of Common Stock at an exercise price of $9.75 per Warrant ($7.80 per share). The exercise price and the number of shares for which the Warrants are exercisable are subject to adjustment upon the occurence of certain events, including without limitation the issuance of Common Stock as a dividend, the distribution in shares of Common Stock or a combination, subdivision or reclassification of Common Stock. All Warrants not exercised will expire at 5:00 p.m. Central time, on February 28, 1998. Holders of Warrants will not, as such, have any of the rights of shareholders of the Company.

     The Warrants may be exercised by completing and signing the appropriate Warrant certificates evidencing the Warrants to be exercised and mailing or delivering the Warrant certificate to the Warrant Agent in time to reach the Warrant Agent by the expiration date, accompanied by payment in full of the exercise price for the Warrants being exercised and any transfer tax in lawful money of the United States of America (in cash or by certified check or official bank draft payable to the order of the Company). Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price (and any transfer tax) as described above.

     The distribution of the Common Stock being offered hereby will be made by the Company. The Common Stock will not be offered through an underwriter.

     The Company will not issue fractional shares of Common Stock upon exercise of Warrants. In lieu of fractional shares, the Warrant holder will receive cash in an amount equal to the same fraction of the then-current market value (as defined in the Warrant Agreement) of the shares of Common Stock.

     In certain cases, the sale of securities by the Company upon exercise of the Warrants would violate the securities laws of the Untied States, certain states thereof or other jurisdictions. The COmpany has agreed to register the Common Stock offered hereby with any applicable governmental authority as may be required to cause the sale of Common Stock upon exercise of the Warrants to be lawful. The Company, however, is not required to honor the exercise of Warrants if, in the opinion of the Company, the sale of Common Stock upon such exercise would be unlawful.

     The Common Stock trades on the Nasdaq National Market System. The transfer agent and registrar of the Common Stock is ChaseMellon Shareholder Services, Four Station Square, Pittsburgh, Pennsylvania 15219-1173.

     LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Stock will be passed upon by Shook, Hardy & Bacon
     L.L.P., 1200 Main Street, Suite 3100, Kansas City, Missouri
     64105.


     EXPERTS

     The financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     PART II

     INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.

     Filing Fee--Securities and Exchange Commission$  1,418.18
     Legal Fees (estimated)  5,000.00
     Auditor's Fees (estimated)  1,000.00
     NASDAQ Listing Fees 0.00
     Printing and Engraving Fees 0.00
     Transfer Agent & Registrar 0.00
     Miscellaneous (estimated)  1,000.00

     Total$8,418.18


     All of the above expenses will be borne by the Registrant.

     Item 15.  Indemnification of Directors and Officers.

     Article XII of the Company's Articles of Incorporation, as amended, provides for indemnification of directors and officers as follows:

        "Each director or officer, or former director or officer of this corporation, and his legal representatives shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer, and any person who, at the request of this corporation, served as director or officer of another corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation, provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved as not guilty of negligence or misconduct; but in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such a matter, it shall be determined by a committee of three persons appointed by shareholders at a duly called special meeting. In determining whether a director or officer is guilty of negligence or misconduct the Board of Directors or committee, as the case may be, may rely conclusively upon an opinion of independent legal counsel selected by such a board or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be legally entitled."

     Section 351.355 of the Missouri General and Business Corporation Law (the "MGBCL") permits a corporation to indemnify certain persons, including officers and directors who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (by reason of their being officers or directors). The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MGBCL also permits a corporation to indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

     The Company has authorized indemnification agreements for its directors. Under these agreements, the Company agrees to indemnify directors against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Company, to which the director becomes a party or becomes involved in or by reason of his service to the Company. Indemnification is not required to be made under the agreements in connection with any claim against the director
     (a) in respect to remuneration paid to a director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (b) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; (c) on account of a director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     With respect to insurance, the MGBCL states that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the MGBCL.

     Item 16.Exhibits.

     Number

         4.1  The Certificate of Incorporation of the Company, filed as
              Exhibit 3.1 to Amendment No. 2 to the Company's
              Registration Statement on Form S-1 (File No. 2-93247), as amended.*

         4.2 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1
              (File No. 2-93247).*

         4.3 Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.3(c) to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 33-48323).*

         4.4 The Bylaws of the Company, filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 33-48323), as amended.*

         5.1  Opinion of Shook, Hardy & Bacon L.L.P.

         23.1  Consent of Arthur Andersen LLP.

         23.2  Consent of Shook, Hardy & Bacon L.L.P. (contained in
               Exhibit 5.1)

         24.1  Powers of Attorney (contained on signature pages hereto).

         *  Incorporated herein by reference.

     Item 17.  Undertakings.

     (a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:


        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein or therein. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas, on August 04, 1997.

              COLLINS INDUSTRIES, INC.


      By:     /s/ Larry W. Sayre
      Name:   Larry W. Sayre
      Title:  Vice President Finance and CFO
      (principal financial and accounting officer)


      POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry W. Sayre his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneyin-fact and agent, or she substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                      DATE
     /s/Don L. Collins       Chairman, Chief Executive Officer  August 04, 1997
        Don L. Collins       and Director

     /s/Donald Lynn Collins  President, Chief Operating Officer August 04, 1997
        Donald Lynn Collins  and Director

     /s/Lewis W. Ediger      Vice-President, Secretary          August 04, 1997
        Lewis W. Ediger      and Director

     /s/Robert E. Lind       Director                           August 04, 1997
        Robert E. Lind

    /s/Larry W. Sayre        Vice-President Finance and Chief   August 04, 1997
       Larry W. Sayre        Financial Officer (principal
                             financial and accounting officer)


     EXHIBIT INDEX


     Page

     4.1   *The Certificate of Incorporation of the Company, filed as
            Exhibit 3.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 2-93247), as amended.N/A

     4.2 *Amendment to the Certificate of Incorporation of the Company, filed as Exhibit3.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 2-93247).N/A

     4.3 *Amendment to the Certificate of Incorporation of the Company, filed as Exhibit3.3(c) to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 33-48323).N/A

     4.4 *The Bylaws of the Company, filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 33-48323), as amended. N/A

     5.1    Opinion of Shook, Hardy & Bacon L.L.P.__

    23.1    Consent of Arthur Andersen LLP. __

    23.2    Consent of Shook, Hardy & Bacon L.L.P. (contained in
            Exhibit 5.1).N/A

    24.1    Power of Attorney (contained on signature pages hereto).
            **N/A


           * Previously Filed.

          ** Contained on signature pages to Form S-3.





     EXHIBIT 5.1

     August 4, 1997



     Collins Industries, Inc.
     421 East 30th Avenue
     Hutchinson, KS  67502

     Re:  Common Stock, $.10 Par Value

     Gentlemen:

     As counsel for Collins Industries, Inc. (the "Company"), we have participated in the preparation and filing of a Registration Statement on Form S-3 dated August 4, 1997 (the "Registration Statement") for the registration of 599,999 shares of common stock, $.10 par value per share, of the Company (the "Common Stock").

          We have examined:

          1. A copy of the Certificate of Incorporation of the Company as amended;

          2.   A copy of the Bylaws of the Company as amended; and

          3.   The Registration Statement.

     In addition to the examinations outlined above, we have conferred with various officers of the Company and have examined such other documents and records of the Company as we deemed necessary as a basis for the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified copies or photocopies.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Warrant Agreement (as defined in the Registration Statement) and as set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the General and Business Corporation Law of Missouri. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise.
     We express no opinion other than as herein expressly set forth. We do not undertake to advise you with any respect to any matter within the scope of this letter which comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may effect the above opinion.
     We hereby consent to all references to the undersigned in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.

     Very truly yours,



     SHOOK, HARDY & BACON L.L.P.


     EXHIBIT 23.1



                               ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorpora-tion by reference in this registration statement of our report dated December 10, 1996, included in Collins Industries, Inc.'s Form 10-K for the year ended October 31, 1996, and to all references to our Firm included in this registration statement.



     Kansas City, Missouri
     August 1, 1997